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                                                                    EXHIBIT 99.1


                                 PRESS RELEASE
                             FOR IMMEDIATE RELEASE

Durango, Colorado              December 29, 2000                NASDAQ NMS: RMCF

            ROCKY MOUNTAIN CHOCOLATE FACTORY RECEIVES NASDAQ NOTICE
                                REGARDING LISTING

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. announced today that it has received correspondence from the Nasdaq Stock Market, Inc. indicating that the Company's Common Stock has not met the minimum market value of public float requirement for continued listing set forth in Nasdaq Marketplace Rule 4450(2). The Company is in the process of appealing the Nasdaq decision, and no action will be taken with respect to the Company's National Market Listing while the appeal is pending. If Rocky Mountain is not successful in its appeal, the Company intends to list its securities on The Nasdaq SmallCap Market, pending the submission, and review by Nasdaq, of a listing application.

Rocky Mountain Chocolate Factory, Inc. is an international franchiser of old-fashion chocolate and confection stores and a manufacturer of an extensive line of premium chocolates and other confectionery products.

   FOR FURTHER INFORMATION, CONTACT BRYAN J. MERRYMAN COO/CFO (970) 259-0554